UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2020

SORL Auto Parts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-11991	30-0091294
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

No. 2666 Kaifaqu Avenue
Ruian Economic Development District
Ruian City, Zhejiang Province
People’s Republic of China
(Address of principal executive offices)

Registrant’s telephone number, including area code:    86-577-6581-7720

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK, $0.002 PAR VALUE	SORL	NASDAQ GLOBAL MARKET

Item 8.01 Other Events

A. Record Date and Meeting Date for the Special Meeting of Stockholders to Vote on the Agreement and Plan of Merger

At a meeting of the Board of Directors (the “Board”) of SORL Auto Parts, Inc. (the “Company”) held on March 23, 2020, the Board resolved to hold the special meeting (the “Special Meeting”) of the Company’s stockholders at 10 a.m. on May 8, 2020 (Beijing time), at its principal executive office located at No. 2666 Kaifaqu Avenue, Rui’an Economic Development District, Rui’an City, Zhejiang Province, People’s Republic of China, to consider and vote on, among other things, the proposal to authorize and approve the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 29, 2019, by and among the Company, Ruili International Inc., a Delaware corporation (“Parent”), and Ruili International Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent, the plan of merger, and the transactions contemplated by the Merger Agreement.

The Board further resolved to fix the record date for determining stockholders entitled to vote at the Special Meeting as April 2, 2020 (New York time). The Company issued a press release announcing the record date and the meeting date which was attached as an Exhibit to a previously filed Form 8-K.

B. Inability to timely file Annual Report on Form 10-K for the fiscal year ended December 31, 2019 due to circumstances related to COVID-19

The Company will not be able to file its 2019 Annual Report on Form 10-K by the original deadline of March 30, 2020 due to circumstances related to COVID-19. The Company’s headquarter is located in Ruian, Zhejiang Province, PRC, which has been seriously impacted by the COVID-19 epidemic. Since January 2020, Zhejiang Province has been under strict quarantine control and travel has been severely restricted. The Company’s operations in Zhejiang Province and other locations in China have been largely suspended since January 2020. As a result, the Company and its professional advisors will not be able to complete the preparation of the Company’s consolidated financial statements and the Form 10-K until after March 30, 2020. The Company is relying on the SEC order dated March 4, 2020 (Release No. 34-88318) to extend the due date for the filing of its Form 10-K until May 14, 2020 (45 days after the original due date). The Company will work diligently to comply with such requirement and, at this time, management believes that it will need the entire available extension period.

C. Additional Risk Factor Disclosure

An occurrence of an uncontrollable event such as the COVID-19 pandemic is likely to negatively affect our operations.

The occurrence of an uncontrollable event such as the COVID-19 pandemic is likely to negatively affect our operations. A pandemic typically results in social distancing, travel bans and quarantine, and this has limited access to our facilities, customers, management, support staff and professional advisors. These, in turn, will not only impact our operations, financial condition and demand for our goods and services but our overall ability to react timely to mitigate the impact of this event. Also, it will substantially hamper our efforts to provide our investors with timely information and comply with our filing obligations with the Securities and Exchange Commission.

Forward Looking Statements

Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward looking statements. There may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. In particular, the consequences of the coronavirus outbreak to economic conditions and the industry in general and the financial position and operating results of our company in particular have been material, are changing rapidly, and cannot be predicted. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward looking statements speak only as of the date hereof or as of the dates indicated in the statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SORL Auto Parts, Inc.

/s/ Xiaoping Zhang
Xiaoping Zhang, Chief Executive Officer

Date: March 23, 2020

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